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                                                                    Exhibit 99.5


                           CONSENT TO BE IDENTIFIED AS
                               A PROPOSED DIRECTOR


        I, Thomas J. Noe, Managing Officer of The Oakley Improved Building & Loan Company, an Ohio mutual deposit savings and loan association, hereby consent to being identified as a proposed director of Peoples Community Bancorp, Inc. (the "Company") and Peoples Community Bank in the Company's prospectus to be included in a registration statement on Form S-1 and on Application for Conversion on Form AC.


                                            By:    /s/ THOMAS J. NOE
                                                 ------------------------------
                                                 Thomas J. Noe


Dated: December 17, 1999